EXHIBIT 4.05


                                  EMBREX, INC.
           TERMS OF REGISTRATION RIGHTS GRANTED BY EMBREX TO AGRIMATIC

         7.       Registration Rights.

                  (a) Embrex shall use its reasonable best efforts to (i) file as promptly as practicable a registration statement on Form S-3 (or such other comparable form as Embrex shall select) under the Securities Act with respect to the Shares (the "Registration Statement"), and thereafter to cause the Registration Statement to be declared effective by the United States Securities and Exchange Commission (the "Commission"); (ii) secure such corresponding qualifications under and compliance with applicable blue sky and other securities laws as are reasonably requested by Agrimatic; and (iii) cause the Registration Statement to remain effective for not less than ninety (90) days (exclusive of days subject to Suspension Notices, as described in subsection (b) below). Neither Agrimatic nor any successor thereof shall, or shall be entitled to, resell any Shares in reliance upon the Registration Statement after the passage of such 90-day resale period.

                  (b) Notwithstanding subsection (a) above, Embrex shall not be required to take any action with respect to the registration or the declaration or continuation of effectiveness of the Registration Statement or any such qualification or compliance:

                           (i) in any particular jurisdiction in which Embrex
would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Embrex is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                           (ii) following notice to Agrimatic from Embrex (a
"Suspension Notice") of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of Embrex might require additional disclosure of material, non-public information by Embrex in the Registration Statement as to which Embrex believes it has a bona fide business purpose for preserving confidentiality or which renders Embrex unable to comply with the published rules and regulations of the Commission promulgated under the Securities Act or the Securities Exchange Act of 1934, as amended, as in effect at any relevant time) which might reasonably result in (1) the Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the Registration Statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Upon receipt of a Suspension Notice from Embrex, Agrimatic will forthwith discontinue disposition of the Shares pursuant to the Registration Statement until receipt from Embrex of copies of prospectus supplements or amendments prepared by or on behalf of

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Embrex, together with a notification that the Suspension Notice is no longer in effect, and, if so directed by Embrex, Agrimatic will deliver to Embrex all copies in its possession of the prospectus covering such Shares current at the time of receipt of any Suspension Notice.

                  (c) Expenses of Registration. All expenses incurred in connection with the registration pursuant to this Section 7 shall be borne by Embrex, except that all selling discounts and commissions (if any) and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for Agrimatic relating thereto shall be borne by Agrimatic.

                  (d) Information by Holder. Agrimatic shall furnish to Embrex such information regarding Agrimatic, the Shares and the distribution proposed by Agrimatic as Embrex may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7. Agrimatic shall notify Embrex as promptly as practicable of any inaccuracy or change in information previously furnished by Agrimatic to Embrex or of the occurrence of any event as a result of which any prospectus included in the Registration Statement contains or would contain an untrue statement of a material fact regarding Agrimatic or Agrimatic's intended method of distribution of the Shares or omits to state any material fact regarding Agrimatic or Agrimatic's intended method of distribution of Shares necessary to make the statements therein, in light of the circumstances then existing, not misleading, and promptly to furnish to Embrex any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to Agrimatic or the distribution of the Shares, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

                   (e) Indemnification.

                           (i) Embrex will indemnify Agrimatic, each of
Agrimatic's directors and officers, and each person who controls Agrimatic within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Embrex of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to Embrex in connection with any such registration, qualification or compliance, and Embrex will reimburse Agrimatic and each such other person for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Embrex will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in conformity with information furnished to Embrex by Agrimatic.

                           (ii) Agrimatic will indemnify Embrex, each of
Embrex's directors and officers, each person who controls Embrex within the meaning of Section 15 of the Securities Act, and each other person or entity including securities in such registration, qualification or
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compliance and each controlling person thereof against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Embrex and all such directors, officers and persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in conformity with information furnished to Embrex by Agrimatic.

                  (f) Transfer of Registration Rights. The registration rights in this Section 7 are not transferable except by Agrimatic to its shareholders, and even then only in compliance with all applicable laws, rules and regulations and upon the unqualified agreement of the transferee to comply with Agrimatic's obligations pursuant to this Section 7, the provisions of which shall apply equally to such transferee.


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